Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Amendment No. 6 to Registration Statement on Form S-1 (File No. 333-226840) of our report dated February 7, 2019, except Note 15 is dated as of March 15, 2019, relating to the financial statements of Verb Technology Company, Inc. (formerly nFüsz, Inc.) as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.

Los Angeles, California

March 21 , 2019